Exhibit 99.1

Vital Farms Reports Third Quarter 2023 Financial Results

Third Quarter Net Revenue $110.4 million, up 20.0% versus Prior Year Period
Raises 2023 Adjusted EBITDA Forecast

AUSTIN, TX – November 2, 2023 – Vital Farms (Nasdaq: VITL), a Certified B Corporation that offers a range of ethically produced foods nationwide, today reported financial results for its third quarter ended September 24, 2023.

Financial highlights for the third quarter include:

•
Third Quarter 2023 Net Revenue increase of 20.0% to $110.4 million
•
Third Quarter 2023 Net Income of $4.5 million
•
Third Quarter 2023 Adjusted EBITDA of $9.3 million1

“The Vital Farms brand continues to gain new consumers, and our company produced another quarter of strong results, including 20% top-line growth and gross margin above 33%. As a result of our strong year-to-date profitability, we are increasing our full year Adjusted EBITDA guidance again this quarter,” said Russell Diez-Canseco, Vital Farms’ President and CEO.

Diez-Canseco continued, “We are even more confident in the current trajectory of our business and equally excited about the long-term potential of our company to further improve the lives of people, animals, and the planet through food. We provided a look into the future of Vital Farms at our recent Analyst Day in Austin, which included greater detail on our potential to bolster demand by gaining new retail partners, increase our current assortment at existing retail partners, and drive a significant increase in household penetration by unleashing the power of our marketing team. We are confident Vital Farms is well on its way to becoming a billion-dollar brand.”

1 Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income (loss), its closest comparable GAAP measure, at the end of this release.

For the 13 Weeks Ended September 24, 2023

Net revenue increased 20.0% to $110.4 million in the third quarter of 2023, compared to $92.0 million in the third quarter of 2022. Net revenue growth in the third quarter of 2023 was driven by higher prices and volume gains of 13%. The volume growth was driven by increases at both new and existing retail customers.

Gross profit was $36.7 million, or 33.2% of net revenue, in the third quarter of 2023, compared to $29.5 million, or 32.0% of net revenue, in the prior year quarter. Gross profit growth was primarily driven by higher sales. Gross margin benefited from increased pricing across our portfolio, partially offset by headwinds that included higher input costs (inclusive of commodity impacts) across our shell egg business as well as higher packaging costs.

Income from operations in the third quarter of 2023 was $5.2 million, compared to income from operations of $2.0 million in the third quarter of 2022. The change in income from operations was primarily attributable to higher sales and gross profit, partially offset by higher marketing costs to support brand development and increased employee-related expenses as we grew headcount to support our growth.

Net income was $4.5 million in the third quarter of 2023, compared to net income of $0.7 million in the prior year quarter. The change in net income was primarily due to higher sales and improved gross profit performance, partially offset by increased marketing spend and higher employee-related expenses.

Net income per diluted share was $0.10 for the third quarter of 2023, compared to net income per diluted share of $0.02 in the prior year quarter.

Adjusted EBITDA was $9.3 million, or 8.4% of net revenue, in the third quarter of 2023, compared to $5.2 million, or 5.7% of net revenue, in the third quarter of 2022. The change in Adjusted EBITDA was primarily due to higher sales and improved gross profit performance, partially offset by increased marketing spend and higher employee-related expenses. Our Adjusted EBITDA excludes certain non-cash items. Adjusted EBITDA is a non-GAAP financial measure defined in the section titled “Non-GAAP Financial Measures” below and is reconciled to net income, its closest comparable GAAP measure, at the end of this release.

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents and marketable securities were $96.1 million as of September 24, 2023, and we had no outstanding debt. Net cash provided by operating activities was $27.2 million for the 39-week period ended September 24, 2023, compared to net cash used in operating activities of $3.4 million for the 39-week period ended September 25, 2022.

Capital expenditures totaled $9.1 million in the 39-week period ended September 24, 2023, compared to $6.9 million in the prior year period.

Update on Fiscal 2023 Outlook

Thilo Wrede, Vital Farms’ Chief Financial Officer, commented: “Even though we have begun to lap the top-line benefits that we saw due to commodity egg supply constraints as a result of avian influenza, we are delivering double-digit volume growth – a testament to the strength of our brand. Additionally, while we are judiciously managing prices, we continue to gain share and expand our profit margins. We believe that we are well positioned to deliver our increased guidance for fiscal year 2023.”

•
For the full fiscal year 2023, management still expects net revenue of more than $465 million, which includes Vital Farms' expectation of the highest single net revenue period in company history in the fourth quarter.
•
Management now expects Adjusted EBITDA of more than $40 million for the full fiscal year 2023.
•
Finally, management now expects fiscal year 2023 capital expenditures in the range of $11 million to $16 million.

Long-Term Financial Targets

•
By the end of fiscal year 2027, management expects to generate annual net revenue of more than $1 billion in Vital Farms' current categories.
•
Management expects gross margin of at least 35% of net revenue by fiscal year 2027.
•
Management expects Adjusted EBITDA Margin in the range of 12% to 14% of net revenue by fiscal year 2027.

Vital Farms’ guidance continues to assume that there are no additional significant disruptions to the supply chain or its customers or consumers, including any issues from adverse macroeconomic factors. Vital Farms cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income (loss) and Adjusted EBITDA Margin and net income (loss) margin, their most directly comparable GAAP measures, without unreasonable effort due to the unavailability of reliable estimates for income taxes, among other items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast Details

Vital Farms will host a conference call and webcast at 8:30 a.m. ET today to discuss the results. To participate in the call and receive dial in information, please register here: Vital Farms Q3 2023 Conference Call. Alternatively, participants may access the live webcast on the Vital Farms Investor Relations website at https://investors.vitalfarms.com under “Events.” The webcast will be archived in 30 days.

About Vital Farms

Vital Farms (Nasdaq: VITL) is a Certified B Corporation that offers a range of ethically produced foods nationwide. Started on a single farm in Austin, Texas in 2007, Vital Farms has become a national consumer brand that works with over 300 family farms and is the leading U.S. brand of pasture-raised eggs by retail dollar sales. Vital Farms' ethics are exemplified by its focus on the humane treatment of farm animals and sustainable farming practices. In addition, as a Delaware public benefit corporation, Vital Farms prioritizes the long-term benefits of each of its stakeholders, including farmers and suppliers, customers and consumers, communities and the environment, crew members, and stockholders. Vital Farms' products, including shell eggs, butter, hard-boiled eggs, and liquid whole eggs, are sold in over 24,000 stores nationwide. For more information, please visit www.vitalfarms.com.

Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Vital Farms’ market opportunity, anticipated growth, and future financial performance, including management’s outlook for fiscal year 2023 and management’s long-term outlook. These forward-looking statements are based on Vital Farms’ current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause Vital Farms’ actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to: Vital Farms’ expectations regarding its revenue, expenses, and other operating results; Vital Farms’ ability to acquire new customers, to successfully retain existing customers, and to attract and retain its personnel, farmers, suppliers, distributors, and co-manufacturers; Vital Farms’ ability to sustain or increase its profitability; Vital Farms’ ability to procure sufficient high-quality eggs, cream for its butter, and other raw materials; Vital Farms' ability to successfully enter into new product categories; real or perceived quality with Vital Farms’ products or other issues that adversely affect Vital Farms’ brand and reputation; changes in the tastes and preferences of consumers; the financial condition of, and Vital Farms’ relationships with, its farmers, suppliers, co-manufacturers, distributors, retailers, and foodservice customers, as well as the health of the foodservice industry generally; the impact of agricultural risks, including diseases such as avian influenza; the ability of Vital Farms, its farmers, suppliers, and its co-manufacturers to comply with food safety, environmental or other laws or regulations; the effects of a public health pandemic or contagious disease on Vital Farms' supply chain, the demand for its products, and on overall economic conditions and consumer confidence and spending levels; future investments in its business, anticipated capital expenditures and estimates regarding capital requirements; anticipated changes in Vital Farms’ product offerings and Vital Farms’ ability to innovate to offer successful new products; the costs and success of marketing efforts; Vital Farms’ ability to effectively manage its growth and to compete effectively with existing competitors and new market entrants; the impact of adverse economic conditions, increased interest rates, and inflation; the potential negative impact of Vital Farms’ focus on a specific public benefit purpose and producing a positive effect for society on its financial performance; seasonality; and the growth rates of the markets in which Vital Farms competes.

These risks and uncertainties are more fully described in Vital Farms’ filings with the Securities and Exchange Commission (SEC), including in the sections entitled “Risk Factors” in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2023 and other filings and reports that Vital Farms may file from time to time with the SEC. Moreover, Vital Farms operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management to predict all risks, nor can Vital Farms assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Vital Farms may make. In light of these risks, uncertainties, and assumptions, Vital Farms cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. Vital Farms disclaims any obligation to update forward-looking statements except as required by law.

Media:

Rob Discher

Rob.Discher@vitalfarms.com

Investors:

Matt Siler

Matt.Siler@vitalfarms.com

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share amounts)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
Net revenue	$110,429	$92,040	$336,046	$251,969
Cost of goods sold	73,764	62,549	218,913	175,838
Gross profit	36,665	29,491	117,133	76,131
Operating expenses:
Selling, general and administrative	25,081	20,561	72,935	55,193
Shipping and distribution	6,355	6,906	20,034	22,279
Total operating expenses	31,436	27,467	92,969	77,472
Income (loss) from operations	5,229	2,024	24,164	(1,341)
Other (expense) income, net:
Interest expense	(238)	(12)	(513)	(27)
Interest income	707	312	1,497	652
Other expense, net	(642)	(148)	(2,508)	(151)
Total other (expense) income, net	(173)	152	(1,524)	474
Net income (loss) before income taxes	5,056	2,176	22,640	(867)
Income tax provision (benefit)	533	1,465	4,284	(232)
Net income (loss)	4,523	711	18,356	(635)
Less: Net loss attributable to noncontrolling interests	—	(12)	—	(21)
Net income (loss) attributable to Vital Farms, Inc. common stockholders	$4,523	$723	$18,356	$(614)
Net income (loss) per share attributable to Vital Farms, Inc. stockholders:
Basic:	$0.11	$0.02	$0.45	$(0.02)
Diluted:	$0.10	$0.02	$0.42	$(0.02)
Weighted average common shares outstanding:
Basic:	41,375,008	40,695,014	41,037,778	40,618,736
Diluted:	43,135,579	42,879,818	43,299,898	40,618,736

VITAL FARMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 24, 2023	December 25, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,810	$12,914
Investment securities, available-for-sale	39,256	65,814
Accounts receivable, net	37,401	38,895
Inventories	38,271	26,849
Prepaid expenses and other current assets	5,026	5,142
Total current assets	176,764	149,614
Property, plant and equipment, net	67,859	59,155
Operating lease right-of-use assets	1,512	1,895
Goodwill and other assets	3,904	4,002
Total assets	$250,039	$214,666
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$21,970	$25,972
Accrued liabilities	26,729	18,477
Operating lease liabilities, current	685	1,208
Finance lease liabilities, current	3,118	1,570
Income taxes payable	456	425
Total current liabilities	52,958	47,652
Operating lease liabilities, non-current	961	892
Finance lease liabilities, non-current	11,120	7,023
Other liabilities	2,125	767
Total liabilities	$67,164	$56,334
Commitments and contingencies (Note 19)
Stockholders’ equity:
Common stock, $0.0001 par value per share, 310,000,000 shares authorized as of September 24, 2023 and December 25, 2022; 41,574,449 and 40,746,990 shares issued and outstanding as of September 24, 2023 and December 25, 2022, respectively	4	4
Additional paid-in capital	161,081	155,716
Retained earnings	22,515	4,159
Accumulated other comprehensive loss	(725)	(1,547)
Total stockholders’ equity	$182,875	$158,332
Total liabilities and stockholders’ equity	$250,039	$214,666

VITAL FARMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	39-Weeks Ended
	September 24, 2023	September 25, 2022
Cash flows from operating activities:
Net income (loss)	$18,356	$(635)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,595	3,795
Amortization of right-of-use assets	2,787	1,228
Amortization of available-for-sale debt securities	341	660
Stock-based compensation expense	5,502	4,498
Deferred taxes	1,082	(474)
Change in fair value of derivative instruments	761	—
Other	363	260
Net change in operating assets and liabilities	(7,610)	(12,700)
Net cash provided by (used in) operating activities	$27,177	$(3,368)
Cash flows from investing activities:
Purchases of property, plant and equipment	(9,138)	(6,898)
Purchases of available-for-sale debt securities	(982)	(33,173)
Purchases and settlements of derivative instruments	(1,264)	—
Sales of available-for-sale debt securities	2,895	—
Maturities and calls of available-for-sale debt securities	25,228	31,145
Proceeds from the sale of property, plant and equipment	1,056	89
Return of investment in variable interest entity	552	—
Dissolution of equity investment	—	(108)
Net cash provided by (used in) investing activities	$18,347	$(8,945)
Cash flows from financing activities:
Proceeds from borrowing under revolving line of credit	7,500	—
Proceeds from exercise of stock options	396	559
Proceeds from issuance of common stock under employee stock purchase plan	135	—
Repayment of revolving line of credit	(7,500)	—
Payment of tax withholding obligation on vested RSU shares	(668)	—
Principal payments under finance lease obligations	(1,491)	(336)
Payment of contingent consideration	—	(38)
Net cash (used in) provided by financing activities	$(1,628)	$185
Net increase (decrease) in cash and cash equivalents	43,896	(12,128)
Cash and cash equivalents at beginning of the period	12,914	30,966
Cash and cash equivalents at end of the period	$56,810	$18,838
Supplemental disclosure of cash flow information:
Cash paid for interest	$507	$27
Cash paid for income taxes	$3,189	$97
Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment included in accounts payable and accrued liabilities	$667	$868

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA Margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance.

Adjusted EBITDA and Adjusted EBITDA Margin are financial measures that are not required by or presented in accordance with GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA Margin, when taken together with our financial results presented in accordance with GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA Margin are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income, adjusted to exclude: (1) depreciation and amortization; (2) (benefit) or provision for income taxes as applicable; (3) stock-based compensation expense; (4) interest expense; (5) change in fair value of contingent consideration; (6) interest income; (7) the costs related to the discontinuation of our convenient breakfast product line; and (8) the costs related to the dissolution of the Ovabrite, Inc. variable interest entity. We believe the costs directly related to the convenient breakfast exit and dissolution of Ovabrite, Inc. should be excluded as they are unlikely to recur. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA Margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EBITDA Margin include that (1) they do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) they do not consider the impact of stock-based compensation expense, (4) they do not include costs related to the discontinuation of our convenient breakfast product line; (5) they do not include costs related to the dissolution of the Ovabrite, Inc. variable interest entity; (6) they do not reflect other non-operating expenses, including interest expense; (7) they do not consider the impact of any contingent consideration liability valuation adjustments; and (8) they do not reflect tax payments that may represent a reduction in cash available to us. In addition, our use of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA and Adjusted EBITDA Margin in the same manner, limiting the usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial measures, including our net income and other results stated in accordance with GAAP.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss) and a reconciliation of Adjusted EBITDA Margin to net income (loss) margin, the most directly comparable financial measures stated in accordance with GAAP, for the 13-week and 39-week periods presented.

VITAL FARMS, INC.

ADJUSTED EBITDA RECONCILIATION

(Amounts in thousands)

(Unaudited)

	13-Weeks Ended		39-Weeks Ended
	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022
	(in thousands)		(in thousands)
Net income (loss)	$4,523	$711	$18,356	$(635)
Depreciation and amortization[1]	2,860	1,646	7,297	3,892
Stock-based compensation expense	1,815	1,569	5,502	4,498
Costs related to our exit of the convenient breakfast product line	—	—	—	2,341
Dissolution of Ovabrite, Inc.	—	122	—	122
Income tax provision (benefit)	533	1,465	4,284	(232)
Interest expense	238	12	513	27
Change in fair value of contingent consideration[2]	—	—	—	19
Interest income	(707)	(312)	(1,497)	(652)
Adjusted EBITDA	$9,262	$5,213	$34,455	$9,380

Net revenue	$110,429	$92,040	$336,046	$251,969
Net income (loss) margin[3]	4.1%	0.8%	5.5%	(0.3)%
Adjusted EBITDA Margin[4]	8.4%	5.7%	10.3%	3.7%

1 Amount also includes finance lease amortization.

2 Amount reflects the change in fair value of a contingent consideration liability in connection with our 2014 acquisition of certain assets of Heartland Eggs.

3 Net income (loss) margin is calculated by dividing net income (loss) by net revenue.

4 Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.